UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 30, 2005
COMMERCIAL VEHICLE GROUP, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware (State or other jurisdiction of incorporation)	000-50890 (Commission File Number)	41-1990662 (IRS Employer Identification No.)
6530 West Campus Oval
New Albany, Ohio 43054
(Address of Principal Executive Offices, including Zip Code)
(614) 289-5360
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Amendment to Revolving Credit and Term Loan Agreement

Item 1.01 Entry into a Material Definitive Agreement.
     On December 30, 2005, the Registrant, certain of its subsidiaries, U.S. Bank National Association, as Administrative Agent, Comerica Bank, as Syndication Agent, and the various lenders party thereto entered into the Sixth Amendment to Revolving Credit and Term Loan Agreement (the “Amendment”). Pursuant to the terms of the Amendment, the lenders party thereto consented to the increase of the annual capital expenditure limit under the Revolving Credit and Term Loan Agreement (the “Agreement”) to $40 million and to the transfer of the loans and commitments of Credit Suisse, Cayman Islands Branch, one of the lenders under the Agreement, to the Administrative Agent.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.
10.1 Sixth Amendment to Revolving Credit and Term Loan Agreement, dated as of December 30, 2005, by and among Commercial Vehicle Group, Inc., the subsidiary borrowers from time to time parties thereto, the foreign currency borrowers from time to time parties thereto, the banks from time to time parties thereto, U.S. Bank National Association, one of the banks, as administrative agent for the banks and Comerica Bank, one of the banks, as syndication agent for the banks.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMERCIAL VEHICLE GROUP, INC.

Date: January 5, 2006		/s/ Chad M. Utrup
	By:	Chad M. Utrup
	Its:	Vice President and Chief Financial Officer